                                   Exhibit VI

                FIFTH AMENDMENT TO PLEDGE AND SECURITY AGREEMENT
                                  [LAKE TRAVIS]

      This FIFTH AMENDMENT TO PLEDGE AND SECURITY AGREEMENT [LAKE TRAVIS] (This, "Amendment") is made and entered into as of the 7th day of April, 1998, by and between PRIME GROUP II, L.P., an Illinois limited partnership ("Pledgor"), and KEMPER INVESTORS LIFE INSURANCE COMPANY, an Illinois insurance corporation ("Pledgee").

                              W I T N E S S E T H:

      WHEREAS, Pledgor and Pledgee entered into that certain Pledge and Security Agreement [Lake Travis], dated as of March 22, 1994 (the "Original Pledge Agreement"), pursuant to which Pledgor pledged to Pledgee 690,276 Common Units in Prime Retail, L.P., a Delaware limited partnership, to secure Pledgor's obligations under the Guaranty; and

      WHEREAS, the Original Pledge Agreement was amended (i) by that certain First Amendment to Pledge and Security Agreement [Lake Travis] , dated as of August 31, 1994 (the "First Amendment"), between Pledgor and Pledgee; (ii) by that certain Second Amendment to Pledge and Security Agreement [Lake Travis], dated as of June 12, 1995 (the "Second Amendment"), between Pledgor and Pledgee;
(iii) by that certain Third Amendment to Pledge and Security Agreement [Lake Travis] , dated as of February 19, 1997 (the "Third Amendment"), between Pledgor and Pledgee; and by that certain Fourth Amendment to Pledge and Security Agreement [Lake Travis], dated as of April 9, 1997, (the "Fourth Amendment") between Pledgor and Pledgee (the Original Pledge Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, is herein referred to as the "Pledge Agreement"); and

      WHEREAS, pursuant to the Second Amendment, the number of Common Units pledged by Pledgor to Pledgee was increased from 690,276 to 785,852; and

      WHEREAS, pursuant to the Third Amendment, and in accordance with Section 4.16(b) of the Pledge Agreement, Pledgee released 40,227 Common Units pledged by Pledgor to Pledgee; and

      WHEREAS, pursuant to the Fourth Amendment Pledgor pledged to Pledgee an additional 100,000 Common Units to secure Pledgor's obligations under the Guaranty; and

      WHEREAS, pursuant to Section 4.15(b) of the Pledge Agreement, Pledgee is required to release certain of the Pledged Units as hereinafter provided.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Pledgee hereby agree as follows:

      1. All capitalized terms used in this Amendment which are not specifically defined in this Amendment but which are defined in the Pledge Agreement shall have the meanings given such terms in the Pledge Agreement.

      2. Under the Pledge Agreement, Pledgor has pledged to Pledgee 845,625 Common Units to secure Pledgor's obligations under the Guaranty. Pledgor and Pledgee hereby agree that 106,292 Common Units are hereby released from the Pledge Agreement with the security interest granted thereunder, and that 739,333 Common Units shall remain as Pledged Interests under the Pledge Agreement.

      3. To reflect the reduction in the number of Common Units pledged by Pledgor to Pledgee under the Pledge Agreement, "Exhibit A" attached to the Pledge Agreement is hereby amended by substituting the number 739,333 for the number 845,625 as the "Number of Common Units Pledged" as indicated on "Exhibit A" attached to the Pledge Agreement.

      4. All references in the Pledge Agreement to "this Pledge and Security Agreement" and any and all references in the Loan Documents to the Pledge Agreement shall mean the Pledge Agreement, as amended by this Amendment.

      5. Pledgor hereby ratifies and confirms the guaranty and the Pledge Agreement and agrees that the same shall remain in full force and effect except as heretofore amended and except as amended by this Amendment.

      6. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                            [Signature page follows]


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

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the day and year first above written.


                                    PRIME GROUP II, L.P., an Illinois limited partnership

                                    By: PGLP, Inc., an Illinois corporation,
                                        general partner

                                        By:  /s/ Robert J. Rudnik
                                             -------------------------
                                        Its: Vice President


                                    KEMPER INVESTORS LIFE INSURANCE COMPANY, an Illinois insurance corporation

                                    By:  /s/ Authorized Signatory
                                         ---------------------------
                                    Its: Authorized Signatory

                                    By:  /s/ Authorized Signatory
                                         ---------------------------
                                    Its: Authorized Signatory


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

                                 ACKNOWLEDGMENT

      Prime Retail, L.P., a Delaware limited partnership (the "Partnership"), and Prime Retail, Inc., a Maryland corporation (the "General Partner") hereby acknowledge receipt of a copy of the foregoing Fifth Amendment to Pledge and Security Agreement [Lake Travis] (the "Fifth Amendment"). Notwithstanding anything in the By-laws of the General Partner to the contrary, the Partnership and the General Partner further acknowledge and agree that the Acknowledgment and Consent, dated March 22, 1994, entered into by the undersigned with respect to the Pledge and Security Agreement [Lake Travis], dated March 22, 1994, as amended, between Prime Group II, L.P., as Pledgor, and Kemper Investors Life Insurance Company, as Pledgee, is hereby ratified and confirmed and shall remain in full force and effect except as heretofore amended and except as amended by the terms and provisions of the Fifth Amendment.


Dated: April 7, 1998                      PRIME RETAIL, L.P., a Delaware limited
                                          partnership

                                          By: Prime Retail, Inc. a Maryland
                                              corporation

                                              By:    /s/ Michael W. Reschke
                                                     -------------------------
                                              Title: Chairman of the Board


                                          PRIME RETAIL, INC., a Maryland
                                          corporation

                                          By:    /s/ Michael W. Reschke
                                                 ----------------------------
                                          Title: Chairman of the Board


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